ENERGY CONVERSION DEVICES, INC.
                         B Y L A W S                      July 17, 1997

ARTICLE I       Certificate of Incorporation: Offices                        1
ARTICLE II      Annual Meetings of Stockholders                              1
ARTICLE III     Special Meeting of Stockholders                              2
ARTICLE IV      Place and Notice of Stockholders' Meetings                   2
ARTICLE  V      Quorum and Action of Stockholders                            3
ARTICLE  VI     Proxies and Voting                                           3
ARTICLE  VII    Consent by Stockholders                                      4
ARTICLE VIII    Board of Directors                                           5
ARTICLE IX      Powers of Directors                                          6
ARTICLE X       Committees                                                   6
ARTICLE XI      Meetings of the Board of Directors                           6
ARTICLE XII     Quorum and Action of Directors                               7
ARTICLE XIII    Consent by Directors or Committees                           7
ARTICLE XIV     Officers and Agents                                          8
ARTICLE XV      Chairman of the Board, President and Vice Presidents         9
ARTICLE XVI     Treasurer                                                    9
ARTICLE XVII    Secretary                                                   10
ARTICLE XVIII   Resignations and Removals                                   10
ARTICLE XIX     Vacancies and Newly Created Directorships                   11
ARTICLE XX      Waiver of Notice                                            11
ARTICLE XXI     Capital Stock                                               11
ARTICLE XXII    Certificate of Stock                                        12
ARTICLE XXIII   Transfer of Shares of Stock                                 12
ARTICLE XXIV    Transfer Books; Record Date                                 13
ARTICLE XXV     Loss of Certificate                                         13
ARTICLE XXVI    Seal                                                        14
ARTICLE XXVII   Execution of Papers                                         14
ARTICLE XXVIII  Fiscal Year                                                 14
ARTICLE XXIX    Indemnification of Directors and Officers                   14
ARTICLE XXX     Amendments                                                  15


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                       ENERGY CONVERSION DEVICES, INC.


                                 B Y L A W S




                                  ARTICLE I

                    Certificate of Incorporation: Offices

      The name, the location of the principal office of the Corporation in the State of Delaware, the name and address of the registered agent of the Corporation in the State of Delaware, and the objects or purposes of the Corporation shall be as set forth in its certificate of incorporation. These bylaws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in said certificate of incorporation. The certificate of incorporation is hereby made a part of these bylaws. In these bylaws references to "certificate of incorporation" shall be construed to mean the certificate of incorporation of the Corporation as from time to time amended, the expression "certificate of incorporation" having the meaning given to it by the General Corporation Law of the State of Delaware and references to these bylaws or to any requirement or provision of law shall mean these bylaws or such requirement or provision as then in effect.

      The Corporation may have such additional offices at such other places within or without the State of Delaware as the board of directors may from time to time appoint or as the business of the Corporation may require.



                                  ARTICLE II

                       Annual Meetings of Stockholders

      The annual meeting of stockholders shall be held on the second Friday of September in each year, unless that day be a legal holiday, in which case the meeting shall be held on the next succeeding day not a legal holiday. Purposes for which the annual meeting is to be held, additional to those prescribed by law, by the certificate of incorporation and by these bylaws, may be specified by resolution of the board of directors or by a writing filed by the secretary signed by the chairman of the board of directors, the president, by a majority of the directors then in office or by one or more stockholders who are entitled to vote and who hold at least a one-fifth part in interest of the capital stock entitled to vote at the meeting. If the election of the directors shall not be held on the day designated by these bylaws, the directors shall cause the election to


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be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor, a special meeting of the stockholders may be held in place thereof or if the election of directors shall not be held at such annual meeting, a special meeting of the stockholders may be held therefor, and any business transacted or elections held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these by-laws, except in this
Article II and in Article IV, to the annual meeting of the stockholders shall be deemed to refer to such special meeting. Any such special meeting shall be called, and the purposes thereof shall be specified in the call, as provided in
Article III.



                                 ARTICLE III

                       Special Meeting of Stockholders

      A special meeting of the stockholders may be called at any time by the chairman of the board of directors, or by the president or by the board of directors or by a majority of the directors then in office. A special meeting of the stockholders shall be called by the secretary, or in the case of death, absence, incapacity or refusal of the secretary, by some other officer, upon written application of one or more stockholders who are entitled to vote and who hold at least a one-fifth part in interest of the capital stock entitled to vote at the meeting. Such call shall state the time, place and purposes of the meeting. Business transacted at the meeting shall be limited to purposes stated in the call.



                                  ARTICLE IV

                  Place and Notice of Stockholders' Meetings

            An annual meeting of stockholders and any special meeting of stockholders held in place of any such annual meeting shall be held at the principal office of the Corporation in the State of Delaware or at such other place either within or without the State of Delaware as the board of directors shall determine and the place at which such meeting shall be held shall be stated in the notice and call of the meeting. Any other special meeting of the stockholders shall be held at such place within or without the State of Delaware as is stated in the call. Any adjourned session of any annual or special meeting of the stockholders shall be held at such place as is designated in the vote of adjournment.

            Except as may be otherwise required by law, by the certificate of incorporation or by other provisions of these bylaws, and subject to the provisions of Article IX, a written notice of each meeting of stockholders, stating the place, day and

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hour thereof and the  purposes for which the meeting is called,  shall be given, at least ten days and not more than fifty days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who under the certificate of incorporation is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears upon the books of the corporation. Such notice shall be given by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by some other officer or by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors.



                                  ARTICLE  V

                       Quorum and Action of Stockholders

            At any meeting of the stockholders, a quorum for the election of any director or officer or for the consideration of any question shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at such election or upon such question, respectively, represented either in person or by proxy, except in any case where a larger quorum is required by laws, by the certificate of incorporation or by these bylaws. Stock owned by the Corporation, if any, shall not be deemed outstanding for this purpose. In any case any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

            When a quorum for an election is present at any meeting, a plurality of the votes properly cast for any office shall elect to such office except in any case where a larger vote is required by law, by the certificate of incorporation or by these bylaws. When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question except in any case where a larger vote is required by law, by the certificate of incorporation or by these bylaws.



                                  ARTICLE  VI

                              Proxies and Voting

            Except as otherwise provided in the certificate of incorporation and subject to the provisions of Article XXIV of these bylaws, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder, but no proxy shall be voted on after three years

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from its date, unless the proxy provides for a longer period; and except where a date shall have been fixed as a record date for the determination of the stockholders entitled to vote, as provided in Article XXIV of these bylaws, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors. Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted upon directly or indirectly.

            Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, or to give any consent permitted by law, and persons whose stock is pledged shall be entitled to vote, or to give any consent permitted by law, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon or give any such consent.

            The secretary shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. For said ten days such list shall be open, at the place where said election is to be held, to the examination of any stockholder during ordinary business hours, and shall be produced and kept at the time and place of election during the whole time thereof, subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be the only evidence as to who are stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.



                                 ARTICLE  VII

                            Consent by Stockholders

            To the extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the certificate of incorporation or by these bylaws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken. In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of the State of Delaware, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under Section 228 of said General Corporation Law, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

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                                 ARTICLE VIII

                              Board of Directors

            A board of directors shall be elected annually by the stockholders at their annual meeting.

            If and to the extent that the certificate of incorporation shall provide for the number of directors or as to changes in such number, such provisions shall govern, and the provisions of these bylaws shall be applicable if and to the extent not inconsistent with any such provisions of the certificate of incorporation.

            References in these bylaws to the total number of directors mean the total number fixed as herein provided, irrespective of the number at the time in office.

            The total number of directors shall consist of not less than three nor more than fourteen directors. Within such limits the total number of directors for the ensuing year shall be fixed at each annual meeting by vote of the stockholders; but, if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

            At any time during any year the total number of directors may be increased within the aforesaid limits by vote of a majority of the total number of directors. At any time during any year the total number of directors may be increased or reduced within the aforesaid limits by the stockholders at a meeting called for the purpose, by vote of a majority of the stock issued and outstanding, or in the case of a reduction which involves the termination of the directorship of an incumbent director, by such larger vote, if any, as would be required to remove such incumbent from office.

            Each newly created directorship resulting from any increase in the number of directors may be filled in the manner provided in Article XIX for the filling of a vacancy in the office of a director, by vote of the stockholders, or by vote of a majority of the directors who were in office immediately prior to the increase, though less than a quorum.

            No director need be a stockholder. Each director shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified, or until he sooner dies, resigns or is removed.




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                                  ARTICLE IX

                              Powers of Directors

            The board of directors shall manage the property and business of the Corporation and shall have and may exercise all the powers of the Corporation except such as are conferred upon the stockholders by law, by the certificate of incorporation or by these bylaws. The Corporation may have officers outside the State of Delaware.




                                  ARTICLE X

                                  Committees

      The board of directors may at any time and from time to time, by resolution adopted by a majority of the total number of directors, designate, change the membership of or terminate the existence of any committee or committees, including, if desired, an executive committee, each committee to consist of two or more of the directors of the Corporation. Each such committee shall have such name as may be determined from time to time by resolution adopted by a majority of the total number of directors and shall have and may exercise such powers of the board of directors in the management of the business and affairs of the Corporation, as may be determined from time to time by resolution adopted by a majority of the total number of directors, with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law. All minutes of proceedings of committees shall be available to the board of directors on its request.



                                  ARTICLE XI

                      Meetings of the Board of Directors

            Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board of directors may by vote from time to time determine. A regular meeting of the board of directors may be held without call or formal notice immediately after and at the same place as the annual meeting of the stockholders.

            Special meetings of the board of directors may be held at any time and at any place either within or without the State of Delaware when called by the chairman of the board, the president, the treasurer, or two or more directors, reasonable notice thereof

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being given to each director by the secretary, or in case of the death, absence, incapacity or refusal of the secretary, by the officer or directors calling the meeting, or without call or formal notice if each director is either present or waives notice as provided in Article XX. In any case, it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person either by telephone or by handing him a written notice at least twenty-four hours before the meeting. If the address of a director to which notice by mail is sent is more than two hundred fifty miles from the place of mailing, such notice shall be deemed sufficient notice to the director only if mailed by air mail at least forty-eight hours before the meeting.




                                  ARTICLE XII

                        Quorum and Action of Directors

            At any meeting of the board of directors, except in any case where a larger quorum or the vote of a larger number of directors is required by laws, by the certificate of incorporation or by these bylaws, a quorum for any election or for the consideration of any question shall consist of a majority of the directors then in office, which in no case shall be less than one-third of the total number of directors nor less than two directors; but any meeting may be adjourned from time to time by the vote of a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the vote of a majority of the directors present and voting shall be requisite and sufficient for election to any office, and the votes of a majority of the directors present and voting shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the certificate of incorporation or by these bylaws.



                                 ARTICLE XIII

                      Consent by Directors or Committees

            To the extent permitted by law, whenever a vote or resolution at a meeting of the board of directors or at any committee thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the certificate of incorporation or of these bylaws, such meeting and such vote or resolution may be dispensed with and such corporation action may be taken without such meeting, vote or resolution, if prior to such action a written consent to such corporate action is signed by

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all  members  of the board or of such  committee,  as the case may be,  and such written consent is filed with the minutes of the proceedings of the board of directors or such committee.



                                  ARTICLE XIV

                              Officers and Agents

            The officers of the Corporation shall be a chairman of the board of directors, a president, a treasurer, a secretary and such other officers, if any, as the board of directors may in its discretion elect, which officers may include one or more vice presidents, one or more assistant treasurers and one or more assistant secretaries. The Corporation may also have such agents, if any, as the board of directors may in its discretion appoint. The chairman of the board and the president shall be chosen from among the directors. So far as is permitted by law, any two or more offices may be held by the same person, except that neither the chairman of the board nor the president shall also be vice president or the secretary.

            Subject to law, to the certificate of incorporation and to the other provisions of these bylaws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time designate.

            The chairman of the board, the president, the treasurer and the secretary shall be elected annually by the board of directors at its first meeting following the annual meeting of the stockholders by vote of a majority of the directors then in office. Other officers, if any, may be elected by the board of directors at said meeting or at any other time by vote of a majority of the directors then in office. Agents, if any, may be appointed by the board of directors at said meeting or at any other time by vote of a majority of the directors present and voting.

            Each of the chairman of the board, the president, the treasurer and the secretary shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until his successor is chosen and qualified, or until he sooner dies, resigns, is removed or becomes disqualified. Each other officer shall retain his office at the pleasure of a majority of the directors then in office. Each agent shall retain his authority at the pleasure of a majority of the directors present and voting.




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                                  ARTICLE XV

             Chairman of the Board, President and Vice Presidents

            The chairman of the board shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.

            The president shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business of the Corporation, and shall have such other duties and powers as shall be designated from time to time by the board of directors. In the absence of the chairman of the board, the president shall preside at all meetings of the stockholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.

            Each vice president shall have such duties and powers as shall be designated from time to time by the board of directors. Vice presidents may be given titles to indicate their special duties.



                                  ARTICLE XVI

                                   Treasurer

            The treasurer shall be the chief financial and accounting officer of the Corporation and shall be in charge of its funds and valuable papers and of its books of account and accounting records and of its accounting procedures, and shall have such other duties and powers as may be designated from time to time by the board of directors. The treasurer shall be responsible to and shall report to the board of directors.

            Each assistant treasurer shall have such duties and powers as shall be designated from time to time by the board of directors or by the treasurer, and shall be responsible to and shall report to the treasurer.




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                                 ARTICLE XVII

                                   Secretary

            The secretary shall record all the proceedings of the meetings of the stockholders and the board of directors, in a book or books to be kept for that purpose, and in his/her absence from any such meeting a temporary secretary shall be chosen who shall record the proceedings thereof.

            The secretary shall have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the secretary).

            Each assistant secretary shall have such duties and powers as shall be designated from time to time by the board of directors or by the secretary, and shall be responsible to and shall report to the secretary.



                                 ARTICLE XVIII

                           Resignations and Removals

            Any director or officer may resign at any time by delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors, and such resignation shall take effect at the time stated therein or if no time be so stated upon its delivery, and without the necessity of its being accepted unless the resignation shall so state. The stockholders may at any meeting called for the purpose, by vote of a majority in interest of such stock issued and outstanding and entitled to vote at an election of directors, remove from office any director or directors. The board of directors may at any time, by vote of a majority of the directors then in office, remove from office any officer, with or without cause. The board of directors may at any time, by vote of a majority of directors present and voting, terminate or modify the authority of any agent. No director or officer resigning and (except pursuant to the provisions of a written employment agreement with the Corporation duly approved by the board of directors) no director or officer removed shall have any right to any compensation as such director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise.




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                                  ARTICLE XIX

                   Vacancies and Newly Created Directorships

            If the office of any director becomes vacant, by reason of death, resignation or removal or disqualification, or if the authorized number of directors shall be increased, such vacancy or newly created directorship may be filled by stockholders at a meeting called for the purpose (which may be the same meeting at which a former holder of such office was removed, or the same meeting at which such new directorship was created), or, in the absence of such election by the stockholders, such vacancy or newly created directorship may be filled by the board of directors by vote of a majority of the directors then in office, though less than a quorum. If the office of any officer thus becomes vacant, the board of directors may elect a successor or successors, by vote of a majority of the directors then in office, though less than a quorum. The board of directors shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in the total number of directors provided there be at least three directors in office, subject to any requirements of law or of the certificate of incorporation or of these bylaws as to the number of directors required for a quorum or for any vote, resolution or other action.



                                  ARTICLE XX

                               Waiver of Notice

            Whenever any notice is required to be given by law or under the provisions of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein or otherwise fixed for the meeting or other event for which notice is waived, shall be deemed equivalent to such notice.



                                  ARTICLE XXI

                                 Capital Stock

            The authorized amount of the capital stock of the Corporation and the par value thereof, if any, shall be as fixed in the certificate of incorporation.




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                                 ARTICLE XXII

                             Certificate of Stock

      Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the president or a vice president and the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that where such certificate is signed
(1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the president, vice president, treasurer, assistant treasurer, secretary or assistant secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation, and any such issue and delivery shall be regarded as an adoption by the Corporation of such certificate or certificates. Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the board of directors.

      Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.



                                 ARTICLE XXIII

                         Transfer of Shares of Stock

      Subject to the restrictions, if any, imposed by the certificate of incorporation, title to a certificate of stock and to the shares represented thereby shall be transferred only by delivery of the certificate properly endorsed, or by delivery of the certificate accompanied by a written assignment of the same, or a written power of attorney to sell, assign or transfer the same or the shares represented thereby properly executed; but the person registered on the books of the Corporation as the owner of shares shall have the

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exclusive right to receive  dividends  thereon and to vote thereon as such owner and shall be held liable for such calls and assessments, if any, as may lawfully be made thereon, and except only as may be required by law, may, subject to the provisions of Articles VI and XXIV of these bylaws, in all respects be treated by the Corporation as the exclusive owner thereof. It shall be the duty of each stockholder to notify the Corporation of his post office address.



                                 ARTICLE XXIV

                          Transfer Books; Record Date

      The board of directors shall not have power to close the stock transfer books of the Corporation for any purpose but in lieu thereof the board of directors shall have power to fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders or the date for any payment of dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.



                                  ARTICLE XXV

                              Loss of Certificate

      In the case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms in conformity with law as the board of directors may prescribe.




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                                 ARTICLE XXVI

                                     Seal

      The corporate seal of the Corporation shall, subject to alteration by the board of directors, consist of two concentric circles and shall contain the name of the Corporation and "Delaware" and the year of organization of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                                 ARTICLE XXVII

                              Execution of Papers

      Except as otherwise provided in these bylaws, and except as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted or endorsed by the Corporation shall be signed by an officer.



                                ARTICLE XXVIII

                                  Fiscal Year

      The fiscal year of the Corporation shall begin on the first day of July in each year until otherwise determined by the board of directors.



                                 ARTICLE XXIX

                   Indemnification of Directors and Officers

      Each person who shall be or shall have been a director or officer of the Corporation, or who shall serve or shall have served at its request as a director or officer of another corporation or as a trustee or officer of an association or trust in which the Corporation owns stocks or shares or of which the Corporation is a creditor, shall be indemnified by the Corporation against all liabilities and expenses at any time imposed upon or reasonably incurred by him in connection with, arising out of or resulting from any action, suit or proceeding in which he may be involved or with which he may be threatened, by reason of his then serving or theretofore having served as such director, trustee or officer, or by reason of any alleged act or omission by him in any such

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


capacity, whether or not he shall be serving as such director, trustee or officer at the time any or all of such liabilities or expenses shall be imposed upon or incurred by him. The matters covered by the foregoing indemnity shall include any amounts paid by any such person in compromise or settlement, if such compromise or settlement shall be approved as in the best interests of the Corporation by vote of a majority of disinterested directors then in office, or by vote of a majority of the shares of stock held by disinterested stockholders entitled to vote present or represented at a meeting called for the purpose; but such matters shall not include liabilities or expenses imposed or incurred in connection with any matters as to which such person shall be finally adjudged in such action, suit or proceeding to be liable by reason of negligence or misconduct in the performance of his duty as such director, trustee or officer. Each person who becomes a director, trustee or officer as aforesaid shall be deemed to have accepted and to have continued to serve in such office in reliance upon the indemnity herein provided. These indemnity provisions shall be separable, and if any portion thereof shall be finally adjudged to be invalid, such invalidity shall not affect any other portion which can be given effect. These indemnity provisions shall not be exclusive of any other right which any director, trustee or officer may have.



                                 ARTICLE XXX

                                  Amendments

      These bylaws may be altered, amended or repealed at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal, or the articles to be affected thereby, or at any meeting of the board of directors by resolution of a majority of the total number of directors. Any by-law whether passed, amended or repealed by the stockholders or directors, may be repealed, amended, further amended or reinstated, as the case may be, by either the stockholders or the directors as aforesaid.

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